Exhibit 99.1

Amcor reports first half and second quarter result for fiscal 2024
December 2023 quarter:
GAAP diluted EPS of 9.2 cps; Adjusted EPS of 15.7 cps
Highlights - Six Months Ended December 31, 2023
•Net sales of $6,694 million;
•GAAP Net income of $286 million; GAAP diluted earnings per share (EPS) of 19.8 cps;
•Adjusted EPS of 31.3 cps and Adjusted EBIT of $709 million;
•Adjusted Free Cash Flow $113 million ahead of prior year;
•Continued strong cash returns to shareholders: Quarterly dividend increased to 12.5 cents per share and $30 million of shares repurchased; and
•Reaffirming fiscal 2024 outlook: Adjusted EPS of 67-71 cents per share and adjusted Free Cash Flow of $850-950 million.

Amcor reaffirms fiscal 2024 outlook
Amcor CEO Ron Delia said: “Solid fiscal 2024 second quarter and first half execution led to adjusted free cash flow ahead of last year and adjusted earnings per share modestly above our expectations set out in October, despite challenging market conditions. This leaves us on track to achieve our full year earnings and cash flow guidance for the 2024 fiscal year, which we are reaffirming today.
Second quarter volumes were slightly lower than we anticipated at the beginning of the quarter, as destocking accelerated, particularly in the month of December, and demand remained soft. Against this backdrop, our teams responded by proactively taking actions to further reduce cost. We have seen volumes improve in January relative to the first half and we expect the business to build momentum in the second half, including delivering mid-single digit adjusted earnings growth in the fiscal fourth quarter. Confidence in our earnings outlook is based on known second half benefits related to the elimination of earnings headwinds from the sale of our Russia business, a lower interest expense headwind, and our structural cost reduction and productivity initiatives.
Our underlying businesses are strong and we believe we are well-positioned in our markets. We are confident in our strategy for long term value creation and will continue to invest in the business for organic growth, including in faster growing, higher margin markets, pursue acquisitions or repurchase shares, and return cash to shareholders through a compelling and growing dividend."

Key Financials			Six Months Ended December 31,
GAAP results			2022 $ million	2023 $ million
Net sales			7,354	6,694
Net income attributable to Amcor plc			691	286
EPS (diluted US cents)			46.1	19.8

				Comparable constant currency ∆%
	Six Months Ended December 31,		Reported ∆%
Adjusted non-GAAP results(1)	2022 $ million	2023 $ million
Net sales	7,354	6,694	(9)	(8)
EBITDA	994	913	(8)	(5)
EBIT	791	709	(10)	(6)
Net income	548	453	(17)	(12)
EPS (diluted US cents)	36.6	31.3	(14)	(10)
Free Cash Flow	(61)	52
(1) Adjusted non-GAAP results exclude items which are not considered representative of ongoing operations. Comparable constant currency ∆% excludes the impact of movements in foreign exchange rates and items affecting comparability. Further details related to non-GAAP measures and reconciliations to GAAP measures can be found under "Presentation of non-GAAP information” in this release.
Note: All amounts referenced throughout this document are in US dollars unless otherwise indicated and numbers may not add up precisely to the totals provided due to rounding.

Shareholder returns
Amcor generates significant annual cash flow and is committed to an investment grade credit rating. We believe that the Company's strong annual cash flow and balance sheet provide substantial capacity to reinvest in the business for organic growth, pursue acquisitions or share repurchases and return cash to shareholders through a compelling and growing dividend.
During the six months ended December 31, 2023, the Company returned approximately $390 million to shareholders through cash dividends and share repurchases.
Dividend
The Amcor Board of Directors today declared a quarterly cash dividend of 12.5 cents per share (compared with 12.25 cents per share in the same quarter last year). The dividend will be paid in US dollars to holders of Amcor’s ordinary shares trading on the NYSE. Holders of CDIs trading on the ASX will receive an unfranked dividend of 18.98 Australian cents per share, which reflects the quarterly dividend of 12.5 cents per share converted at an AUD:USD average exchange rate of 0.6585 over the five trading days ended February 2, 2024.
The ex-dividend date will be February 27, 2024, the record date will be February 28, 2024 and the payment date will be March 19, 2024.
Share repurchases
Amcor repurchased approximately 3 million shares during the six months ended December 31, 2023 for a total cost of approximately $30 million.

Financial results - Six Months Ended December 31, 2023
Segment information

	Six Months Ended December 31, 2022				Six Months Ended December 31, 2023
Adjusted non-GAAP results	Net sales $ million	EBIT $ million	EBIT / Sales %	EBIT / Average funds employed %(1)	Net sales $ million	EBIT $ million	EBIT / Sales %	EBIT / Average funds employed %(1)
Flexibles	5,591	706	12.6%		5,049	634	12.6%
Rigid Packaging	1,763	123	7.0%		1,645	113	6.9%
Other(2)	—	(38)			—	(38)
Total Amcor	7,354	791	10.8%	16.7%	6,694	709	10.6%	14.5%
(1) Return on average funds employed includes shareholders' equity and net debt, calculated using a four quarter average and last twelve months adjusted EBIT.
(2) Represents corporate expenses.

December 2023 half year:
Net sales of $6,694 million were 9% lower than last year on a reported basis, including a favorable impact of 2% related to movements in foreign exchange rates, an unfavorable impact of 2% related to items affecting comparability and an unfavorable impact of 1% related to the pass through of lower raw material costs of approximately $85 million.
Net sales on a comparable constant currency basis were 8% lower than last year, including price/mix benefits of approximately 1%. Volumes were approximately 9% lower than last year.
Adjusted EBIT of $709 million was 6% lower than last year on a comparable constant currency basis.
December 2023 quarter:
Net sales of $3,251 million were 11% lower than last year on a reported basis, including a favorable impact of 2% related to movements in foreign exchange rates, an unfavorable impact of 2% related to items affecting comparability and an unfavorable impact of 1% related to the pass through of lower raw material costs of approximately $30 million.
Net sales on a comparable constant currency basis were 10% lower than last year, reflecting 10% lower volumes.
Adjusted EBIT of $352 million was 6% lower than last year on a comparable constant currency basis.

Flexibles segment	Six Months Ended December 31,		Reported ∆%	Comparable constant currency ∆%
	2022 $ million	2023 $ million
Net sales	5,591	5,049	(10)	(8)
Adjusted EBIT	706	634	(10)	(5)
Adjusted EBIT / Sales %	12.6%	12.6%
December 2023 half year:
Net sales of $5,049 million were 10% lower than last year on a reported basis, including a favorable impact of 2% related to movements in foreign exchange rates, an unfavorable impact of 3% related to items affecting comparability and an unfavorable impact of 1% related to the pass through of lower raw material costs of approximately $90 million. On a comparable constant currency basis, net sales were 8% lower than last year reflecting sales from acquired businesses of approximately 1% and lower volumes of approximately 9%. Volume weakness remained broad based through the half and mainly reflects persistently lower market and customer demand and accelerated destocking in the December quarter. As expected, increased destocking impacted the global healthcare category in particular, and as a result, volumes were significantly lower than the same period last year.
In North America, net sales declined at high single digit rates driven by lower volumes. Volumes were higher in the condiments, snacks and confectionary categories and this was more than offset by lower volumes in categories including healthcare, meat and liquid beverage.
In Europe, net sales declined at low double digit rates driven by lower volumes, partly offset by price/mix benefits. Volumes were lower in healthcare, snacks, coffee and unconverted film and foil end markets and this was partly offset by higher confectionary volumes.
Across the Asian region, net sales and volumes were modestly higher than the prior year. Volumes were lower in South East Asian healthcare and this was partly offset by volume growth in Thailand, India and China. In Latin America, net sales declined at high single digit rates driven by lower volumes mainly in Chile and Mexico, partly offset by growth in Brazil.
Adjusted EBIT of $634 million was 5% lower than last year on a comparable constant currency basis, reflecting lower volumes partly offset by favorable price/mix benefits and ongoing actions taken to lower costs and increase productivity. EBIT margin of 12.6% remained in line with the prior year notwithstanding weaker volumes and a 50 basis point unfavorable impact compared to the prior year related to the sale of the Russian business in December 2022.
December 2023 quarter:
Net sales of $2,481 million were 12% lower than last year on a reported basis, including a favorable impact of 2% related to movements in foreign exchange rates, an unfavorable impact of 3% related to items affecting comparability and an unfavorable impact of 2% related to the pass through of lower raw material costs of approximately $45 million. On a comparable constant currency basis, net sales were 9% lower than last year reflecting sales from acquired businesses of approximately 1% and volumes were approximately 10% lower than last year.
As expected, volume weakness experienced in the first quarter continued in the December quarter with broad based lower market and customer demand and destocking, including an anticipated acceleration of inventory reductions in the global healthcare category. Destocking also accelerated more broadly in the month of December.
Adjusted EBIT of $312 million was 5% lower than last year on a comparable constant currency basis, reflecting lower volumes. This was partly offset by strong operating cost performance which resulted in improved earnings leverage. Adjusted EBIT margin of 12.6% was in line with the December quarter last year, despite incrementally weaker volume performance and a 50 basis point unfavorable impact compared with the prior year related to the sale of the Russian business in December 2022.

Rigid Packaging segment	Six Months Ended December 31,		Reported ∆%	Comparable constant currency ∆%
	2022 $ million	2023 $ million
Net sales	1,763	1,645	(7)	(8)
Adjusted EBIT	123	113	(8)	(9)
Adjusted EBIT / Sales %	7.0%	6.9%
December 2023 half year:
Net sales of $1,645 million were 7% lower than last year on a reported basis, including a favorable impact of 1% related to movements in foreign exchange rates. On a comparable constant currency basis, net sales were 8% lower than last year reflecting price/mix benefits of approximately 1% and volumes were approximately 9% lower than last year.
In North America, overall beverage volumes were 14% lower than last year, including a 13% reduction in hot fill beverage container volumes. This reflects a combination of lower consumer and customer demand, as well as destocking through the half, which also accelerated considerably in the December quarter. Specialty container volumes were lower than last year.
In Latin America, volumes grew at mid single digit rates compared with last year, reflecting new business wins with growth in Brazil, Peru and Colombia partly offset by lower volumes in Mexico.
Adjusted EBIT of $113 million was 9% lower than last year on a comparable constant currency basis, reflecting lower volumes partly offset by price/mix benefits and favorable cost performance.
December 2023 quarter:
Net sales of $770 million were 7% lower than last year on a reported basis, including a favorable impact of 1% related to movements in foreign exchange rates and a favorable impact of 2% related to the pass through of higher raw material costs of approximately $15 million. On a comparable constant currency basis, net sales were 10% lower than last year, reflecting price/mix benefits of approximately 2% and volumes were approximately 12% lower than last year.
In North America, overall beverage volumes were 19% lower and hot fill beverage container volumes were 24% lower than the same quarter last year. This mainly reflects incrementally weaker consumer and customer demand in key categories relative to the September quarter and significant destocking. Specialty Container volumes were lower than last year and in Latin America volumes grew at mid single digit rates, reflecting new business wins in Brazil, Peru and Colombia.
Adjusted EBIT of $51 million was 12% lower than last year on a comparable constant currency basis, reflecting lower volumes partly offset by price/mix benefits and favorable cost performance.

Net interest and income tax expense
For the six months ended December 31, 2023, net interest expense of $153 million was $35 million higher than last year, reflecting higher interest rates. GAAP income tax expense was $67 million compared with $91 million last year. Excluding amounts related to non-GAAP adjustments, adjusted tax expense for the six months ended December 31, 2023 was $99 million compared with $121 million last year. Adjusted tax expense represents an effective tax rate of 18%, in line with 18% in the same period last year.

Adjusted Free Cash Flow
For the six months ended December 31, 2023, adjusted free cash inflow was $52 million, which is $113 million higher than the prior year outflow of $61 million, and in line with our expectations. Compared with last year, the improvement primarily reflects benefits from inventory reduction initiatives.
Net debt was $6,639 million at December 31, 2023. Leverage, measured as net debt divided by adjusted trailing twelve month EBITDA, was 3.4 times and in line with our expectations. Leverage is expected to return to approximately 3.0 times at June 30, 2024.

Fiscal 2024 Guidance reaffirmed
For the twelve month period ending June 30, 2024, the Company continues to expect:
•Adjusted EPS of 67 to 71 cents per share which includes:
•Comparable constant currency earnings made up of underlying business performance down low single digit % to up low single digit %, a benefit of approximately 2% from share repurchases, and a negative impact of approximately 6% related to higher estimated net interest and tax expense;
•A negative impact of approximately 3% related to the sale of the Company's Russian business on December 23, 2022; and
•A benefit of up to 2% related to currency translation, assuming current rates prevail through the balance of fiscal 2024.
•In comparable constant currency terms, the Company expects third quarter adjusted EPS to be mid single digit % lower compared to the third quarter of fiscal 2023, and fourth quarter adjusted EPS to be up mid single digit % higher than the fourth quarter of fiscal 2023.
•Adjusted Free Cash Flow of approximately $850 million to $950 million, representing solid growth over fiscal 2023.
•Approximately $70 million of cash to be allocated towards share repurchases as part of the program previously announced in fiscal 2023.
Amcor's guidance contemplates a range of factors which create a degree of uncertainty and complexity when estimating future financial results. Further information can be found under 'Cautionary Statement Regarding Forward-Looking Statements' in this release.

Conference Call
Amcor is hosting a conference call with investors and analysts to discuss these results on February 6, 2024 at 5.30pm US Eastern Standard Time / February 7, 2024 at 9.30am Australian Eastern Daylight Time. Investors are invited to listen to a live webcast of the conference call at our website, www.amcor.com, in the “Investors” section.
Those wishing to access the call should use the following numbers, with the Conference ID 2761023:
•USA & Canada 646 307 1963 (local), 800 715 9871 (toll-free)
•Australia 02 9133 7103 (local), 1800 519 630 (toll-free)
•United Kingdom 020 3433 3846 (local), 0800 358 0970 (toll-free)
•Singapore +65 3159 5133 (local)
•Hong Kong +852 3002 3410 (local)
From all other countries, the call can be accessed by dialing +1 646 307 1963 (toll).

A replay of the webcast will also be available in the "Investors" section at www.amcor.com following the call.

About Amcor
Amcor is a global leader in developing and producing responsible packaging solutions for food, beverage, pharmaceutical, medical, home and personal-care, and other products. Amcor works with leading companies around the world to protect their products, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures and services. The Company is focused on making packaging that is increasingly light-weighted, recyclable and reusable, and made using an increasing amount of recycled content. In fiscal year 2023, 41,000 Amcor people generated $14.7 billion in annual sales from operations that span 218 locations in 41 countries. NYSE: AMCR; ASX: AMC
www.amcor.com I LinkedIn I Facebook I YouTube

Contact Information

Investors
Tracey Whitehead	Damien Bird	Damon Wright
Global Head of Investor Relations	Vice President Investor Relations Asia Pacific	Vice President Investor Relations North America
Amcor	Amcor	Amcor
+61 3 9226 9028	+61 3 9226 9070	+1 224 313 7141
tracey.whitehead@amcor.com	damien.bird@amcor.com	damon.wright@amcor.com

Media - Australia	Media - Europe	Media - North America
James Strong	Ernesto Duran	Julie Liedtke
Partner	Head of Global Communications	Director, Media Relations
Citadel-MAGNUS	Amcor	Amcor
+61 448 881 174	+41 78 698 69 40	+1 847 204 2319
jstrong@citadelmagnus.com	ernesto.duran@amcor.com	julie.liedtke@amcor.com

Amcor plc UK Establishment Address: 83 Tower Road North, Warmley, Bristol, England, BS30 8XP, United Kingdom
UK Overseas Company Number: BR020803
Registered Office: 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey
Jersey Registered Company Number: 126984, Australian Registered Body Number (ARBN): 630 385 278

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” "commit," “estimate,” “potential,” "ambitions," “outlook,” or “continue,” the negative of these words, other terms of similar meaning, or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers, or advisors provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: changes in consumer demand patterns and customer requirements; the loss of key customers, a reduction in production requirements of key customers; significant competition in the industries and regions in which Amcor operates; failure by Amcor to expand its business; challenging current and future global economic conditions, including the Russia-Ukraine conflict and inflation; impact of operating internationally; price fluctuations or shortages in the availability of raw materials, energy, and other inputs; disruptions to production, supply, and commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility; pandemics, epidemics, or other disease outbreaks; an inability to attract and retain our global executive management team and our skilled workforce; costs and liabilities related to environment, health, and safety ("EHS") laws and regulations as well as changes in the global climate; labor disputes and an inability to renew collective bargaining agreements at acceptable terms; risks related to climate change; cybersecurity risks; failures or disruptions in information technology systems; rising interest rates; a significant increase in indebtedness or a downgrade in the credit rating; foreign exchange rate risk; a significant write-down of goodwill and/or other intangible assets; a failure to maintain an effective system of internal control over financial reporting; inability of Amcor's insurance policies to provide adequate protections; challenges to or the loss of intellectual property rights; litigation, including product liability claims or regulatory developments; increasing scrutiny and changing expectations from investors, customers, and governments with respect to Amcor's Environmental, Social and Governance practices and commitments resulting in increased costs; changing government regulations in environmental, health, and safety matters; changes in tax laws or changes in our geographic mix of earnings; and other risks and uncertainties identified from time to time in Amcor’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including without limitation, those described under Item 1A. “Risk Factors” of Amcor’s annual report on Form 10-K for the fiscal year ended June 30, 2023 and any subsequent quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.
Presentation of non-GAAP information
Included in this release are measures of financial performance that are not calculated in accordance with U.S. GAAP. These measures include adjusted EBITDA and EBITDA (calculated as earnings before interest and tax and depreciation and amortization), adjusted EBIT and EBIT (calculated as earnings before interest and tax), adjusted net income, adjusted earnings per share, adjusted free cash flow and net debt. In arriving at these non-GAAP measures, we exclude items that either have a non-recurring impact on the income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. Note that while amortization of acquired intangible assets is excluded from non-GAAP adjusted financial measures, the revenue of the acquired entities and all other expenses unless otherwise stated, are reflected in our non-GAAP financial performance earnings measures. While not all inclusive, examples of these items include:
•material restructuring programs, including associated costs such as employee severance, pension and related benefits, impairment of property and equipment and other assets, accelerated depreciation, termination payments for contracts and leases, contractual obligations, and any other qualifying costs related to restructuring plans;
•material sales and earnings from disposed or ceased operations and any associated profit or loss on sale of businesses or subsidiaries;
•changes in the fair value of economic hedging instruments on commercial paper and contingent purchase consideration;
•significant pension settlements;
•impairments in goodwill and equity method investments;
•material acquisition compensation and transaction costs such as due diligence expenses, professional and legal fees, and integration costs;
•material purchase accounting adjustments for inventory;
•amortization of acquired intangible assets from business combination;
•gains or losses on significant property and divestitures and significant property and other impairments, net of insurance recovery;
•certain regulatory and legal matters;
•impacts from highly inflationary accounting; and
•impacts related to the Russia-Ukraine conflict.

Amcor also evaluates performance on a comparable constant currency basis, which measures financial results assuming constant foreign currency exchange rates used for translation based on the average rates in effect for the comparable prior year period. In order to compute comparable constant currency results, we multiply or divide, as appropriate, current-year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. We then adjust for other items affecting comparability. While not all inclusive, examples of items affecting comparability include the difference between sales or earnings in the current period and the prior period related to disposed, or ceased operations. Comparable constant currency net sales performance also excludes the impact from passing through movements in raw material costs.

Management has used and uses these measures internally for planning, forecasting and evaluating the performance of the Company’s reporting segments and certain of the measures are used as a component of Amcor’s Board of Directors’ measurement of Amcor’s performance for incentive compensation purposes. Amcor believes that these non-GAAP measures are useful to enable investors to perform comparisons of current and historical performance of the Company. For each of these non-GAAP financial measures, a reconciliation to the most directly comparable U.S. GAAP financial measure has been provided herein. These non-GAAP financial measures should not be construed as an alternative to results determined in accordance with U.S. GAAP. The Company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort.  These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets, and certain tax related events. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP earnings and cash flow measures for the guidance period.
Dividends
Amcor has received a waiver from the ASX’s settlement operating rules, which will allow the Company to defer processing conversions between its ordinary share and CDI registers from February 27, 2024 to February 28, 2024 inclusive.

U.S. GAAP Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
($ million)	2022	2023	2022	2023
Net sales	3,642	3,251	7,354	6,694
Cost of sales	(2,980)	(2,630)	(6,024)	(5,428)
Gross profit	662	621	1,330	1,266
Selling, general, and administrative expenses	(298)	(299)	(600)	(601)
Research and development expenses	(24)	(28)	(49)	(55)
Restructuring and other related activities, net	213	(24)	212	(52)
Other income/(expenses), net	6	(28)	8	(46)
Operating income	559	242	901	512
Interest expense, net	(68)	(78)	(118)	(153)
Other non-operating income, net	3	1	3	—
Income before income taxes and equity in loss of affiliated companies	494	165	786	359
Income tax expense	(33)	(28)	(91)	(67)
Equity in loss of affiliated companies, net of tax	—	(1)	—	(2)
Net income	461	136	695	290
Net income attributable to non-controlling interests	(2)	(2)	(4)	(4)
Net income attributable to Amcor plc	459	134	691	286
USD:EUR average FX rate	0.9799	0.9295	0.9870	0.9244

Basic earnings per share attributable to Amcor	0.309	0.093	0.465	0.198
Diluted earnings per share attributable to Amcor	0.307	0.092	0.461	0.198
Weighted average number of shares outstanding – Basic	1,475	1,439	1,474	1,439
Weighted average number of shares outstanding – Diluted	1,485	1,440	1,486	1,440

U.S. GAAP Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended December 31,
($ million)	2022	2023
Net income	695	290
Depreciation, amortization and impairment	284	295
Net gain on disposal of businesses	(219)	—
Changes in operating assets and liabilities, excluding effect of acquisitions, divestitures, and currency	(696)	(445)
Other non-cash items	81	88
Net cash provided by operating activities	145	228
Purchase of property, plant and equipment and other intangible assets	(250)	(245)
Proceeds from sales of property, plant and equipment and other intangible assets	8	11
Business acquisitions and investments in affiliated companies, and other	(103)	(22)
Proceeds from divestitures	370	—
Net debt proceeds	406	257
Dividends paid	(365)	(361)
Share buyback/cancellations	(40)	(30)
Purchase of treasury shares and tax withholdings for share-based incentive plans	(89)	(51)
Other, including effect of exchange rate on cash and cash equivalents	(95)	(46)
Net decrease in cash and cash equivalents	(13)	(259)
Cash and cash equivalents balance at beginning of the year	850	689
Cash and cash equivalents balance at end of the period	837	430

U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited)

($ million)	June 30, 2023	December 31, 2023
Cash and cash equivalents	689	430
Trade receivables, net	1,875	1,820
Inventories, net	2,213	2,150
Property, plant, and equipment, net	3,762	3,810
Goodwill and other intangible assets, net	6,890	6,862
Other assets	1,574	1,655
Total assets	17,003	16,727
Trade payables	2,690	2,338
Short-term debt and current portion of long-term debt	93	58
Long-term debt, less current portion	6,653	7,011
Accruals and other liabilities	3,477	3,293
Shareholders' equity	4,090	4,027
Total liabilities and shareholders' equity	17,003	16,727

Components of Fiscal 2024 Net Sales growth

	Three Months Ended December 31,			Six Months Ended December 31,
($ million)	Flexibles	Rigid Packaging	Total	Flexibles	Rigid Packaging	Total
Net sales fiscal 2024	2,481	770	3,251	5,049	1,645	6,694
Net sales fiscal 2023	2,812	830	3,642	5,591	1,763	7,354
Reported Growth %	(12)	(7)	(11)	(10)	(7)	(9)
FX %	2	1	2	2	1	2
Constant Currency Growth %	(14)	(8)	(13)	(12)	(8)	(11)
RM Pass Through %	(2)	2	(1)	(1)	—	(1)
Items affecting comparability %	(3)	—	(2)	(3)	—	(2)
Comparable Constant Currency Growth %	(9)	(10)	(10)	(8)	(8)	(8)
Acquired operations %	1	—	—	1	—	—
Organic Growth %	(10)	(10)	(10)	(9)	(8)	(8)
Volume %	(10)	(12)	(10)	(9)	(9)	(9)
Price/Mix %	—	2	—	—	1	1

Reconciliation of Non-GAAP Measures
Reconciliation of adjusted Earnings before interest, tax, depreciation, and amortization (EBITDA), Earnings before interest and tax (EBIT), Net income, Earnings per share (EPS) and Adjusted Free Cash Flow

	Three Months Ended December 31, 2022				Three Months Ended December 31, 2023
($ million)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)
Net income attributable to Amcor	459	459	459	30.7	134	134	134	9.2
Net income attributable to non-controlling interests	2	2			2	2
Tax expense	33	33			28	28
Interest expense, net	68	68			78	78
Depreciation and amortization	141				145
EBITDA, EBIT, Net income, and EPS	703	562	459	30.7	387	242	134	9.2
Impact of highly inflationary accounting	5	5	5	0.3	34	34	34	2.4
Restructuring and other related activities, net(2)	(207)	(207)	(207)	(13.8)	24	24	24	1.7
Other	(1)	(1)	(1)	—	9	9	9	0.6
Amortization of acquired intangibles(3)		40	40	2.6		43	43	3.0
Tax effect of above items			(19)	(1.3)			(17)	(1.2)
Adjusted EBITDA, EBIT, Net income and EPS	500	399	277	18.5	454	352	227	15.7
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBITDA, EBIT, Net income, and EPS					(9)	(12)	(18)	(15)
% items affecting comparability(4)					6	7	8	7
% currency impact					(2)	(1)	(2)	(2)
% comparable constant currency growth					(5)	(6)	(12)	(10)
Adjusted EBITDA	500				454
Interest paid, net	(77)				(94)
Income tax paid	(57)				(71)
Purchase of property, plant and equipment and other intangible assets	(99)				(121)
Proceeds from sales of property, plant and equipment and other intangible assets	4				7
Movement in working capital	56				60
Other	11				44
Adjusted Free Cash Flow	338				279
(1) Calculation of diluted EPS for the three months ended December 31, 2023 excludes net income attributable to shares to be repurchased under forward contracts of $1 million and $3 million for the three months ended December 31, 2022.
(2) Includes incremental costs incurred in connection with the Russia-Ukraine conflict in fiscal year 2023.
(3) Amortization of acquired intangible assets from business combinations.
(4) Reflects the impact of disposed and ceased operations.

	Six Months Ended December 31, 2022				Six Months Ended December 31, 2023
($ million)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)
Net income attributable to Amcor	691	691	691	46.1	286	286	286	19.8
Net income attributable to non-controlling interests	4	4			4	4
Tax expense	91	91			67	67
Interest expense, net	118	118			153	153
Depreciation and amortization	283				287
EBITDA, EBIT, Net income, and EPS	1,187	904	691	46.1	797	510	286	19.8
Impact of highly inflationary accounting	13	13	13	0.9	51	51	51	3.6
Restructuring and other related activities, net(2)	(204)	(204)	(204)	(13.6)	52	52	52	3.6
Other	(2)	(2)	(2)	(0.1)	13	13	13	0.8
Amortization of acquired intangibles(3)		80	80	5.3		83	83	5.8
Tax effect of above items			(30)	(2.0)			(32)	(2.3)
Adjusted EBITDA, EBIT, Net income and EPS	994	791	548	36.6	913	709	453	31.3
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBITDA, EBIT, Net income, and EPS					(8)	(10)	(17)	(14)
% items affecting comparability(4)					5	6	7	6
% currency impact					(2)	(2)	(2)	(2)
% comparable constant currency growth					(5)	(6)	(12)	(10)
Adjusted EBITDA	994				913
Interest paid, net	(112)				(141)
Income tax paid	(91)				(124)
Purchase of property, plant and equipment and other intangible assets	(250)				(245)
Proceeds from sales of property, plant and equipment and other intangible assets	8				11
Movement in working capital	(610)				(400)
Other	—				38
Adjusted Free Cash Flow	(61)				52

(1) Calculation of diluted EPS for the six months ended December 31, 2023 excludes net income attributable to shares to be repurchased under forward contracts of $1 million and $6 million for the six months ended December 31, 2022.
(2) Includes incremental costs incurred in connection with the Russia-Ukraine conflict in fiscal year 2023.
(3) Amortization of acquired intangible assets from business combinations.
(4) Reflects the impact of disposed and ceased operations.

Reconciliation of adjusted EBIT by reportable segment

	Three Months Ended December 31, 2022				Three Months Ended December 31, 2023
($ million)	Flexibles	Rigid Packaging	Other	Total	Flexibles	Rigid Packaging	Other	Total
Net income attributable to Amcor				459				134
Net income attributable to non-controlling interests				2				2
Tax expense				33				28
Interest expense, net				68				78
EBIT	516	50	(4)	562	250	11	(19)	242
Impact of highly inflationary accounting	—	5	—	5	—	34	—	34
Restructuring and other related activities, net(1)	(207)	—	—	(207)	19	5	—	24
Other	6	—	(7)	(1)	1	—	8	9
Amortization of acquired intangibles(2)	38	2	—	40	42	1	—	43
Adjusted EBIT	353	57	(11)	399	312	51	(11)	352
Adjusted EBIT / sales %	12.5%	6.9%		11.0%	12.6%	6.6%		10.8%
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBIT					(12)	(11)	—	(12)
% items affecting comparability(3)					8	—	—	7
% currency impact					(1)	(1)	—	(1)
% comparable constant currency					(5)	(12)	—	(6)
(1) Includes incremental costs incurred in connection with the Russia-Ukraine conflict in fiscal year 2023.
(2) Amortization of acquired intangible assets from business combinations.
(3) Reflects the impact of disposed and ceased operations.

	Six Months Ended December 31, 2022				Six Months Ended December 31, 2023
($ million)	Flexibles	Rigid Packaging	Other	Total	Flexibles	Rigid Packaging	Other	Total
Net income attributable to Amcor				691				286
Net income attributable to non-controlling interests				4				4
Tax expense				91				67
Interest expense, net				118				153
EBIT	827	107	(30)	904	506	51	(47)	510
Impact of highly inflationary accounting	—	13	—	13	—	51	—	51
Restructuring and other related activities, net(1)	(204)	—	—	(204)	43	9	—	52
Other	6	—	(8)	(2)	4	—	9	13
Amortization of acquired intangibles(2)	77	3	—	80	81	2	—	83
Adjusted EBIT	706	123	(38)	791	634	113	(38)	709
Adjusted EBIT / sales %	12.6%	7.0%		10.8%	12.6%	6.9%		10.6%
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBIT					(10)	(8)	—	(10)
% items affecting comparability(3)					7	—	—	6
% currency impact					(2)	(1)	—	(2)
% comparable constant currency					(5)	(9)	—	(6)
(1) Includes incremental costs incurred in connection with the Russia-Ukraine conflict in fiscal year 2023.
(2) Amortization of acquired intangible assets from business combinations.
(3) Reflects the impact of disposed and ceased operations.

Reconciliation of net debt

($ million)	June 30, 2023	December 31, 2023
Cash and cash equivalents	(689)	(430)
Short-term debt	80	46
Current portion of long-term debt	13	12
Long-term debt, less current portion	6,653	7,011
Net debt	6,057	6,639